QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.01

Independent Auditors' Consent

The Board of Directors
Click2learn, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-51858, 333-87425, 333-89615, and 333-75480) on Form S-3 and registration statements (Nos. 333-68413, 333-83759, 333-42822, 333-63916, and 333-97877) on Form S-8 of Click2learn, Inc. and subsidiaries of our report dated January 31, 2003, with respect to the consolidated balance sheets of Click2learn, Inc. as of December 31, 2001 and 2002 and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2002 and the related consolidated financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Click2learn, Inc. Our report refers to a change in the method of accounting for goodwill and other intangible assets.

KPMG LLP
Seattle, Washington
March 27, 2003

QuickLinks

Exhibit 23.01
Independent Auditors' Consent